Exhibit 10.5.3

PERFORMANCE BASED RESTRICTED

STOCK UNIT AWARD AGREEMENT

(VESTING)

Between:

URANIUM ENERGY CORP.

And:

[NAME]

Uranium Energy Corp.

500 North Shoreline, Ste. 800N, Corpus Christi, Texas, U.S.A., 78401

PERFORMANCE BASED RESTRICTED

STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE BASED RESTRICTED STOCK UNIT AGREEMENT (THE “AGREEMENT”) IS SUBJECT TO THE TERMS AND CONDITIONS OF THE COMPANY’S 2024 STOCK INCENTIVE PLAN INCORPORATED HEREIN BY REFERENCE. A COPY OF THE COMPANY’S 2024 STOCK INCENTIVE PLAN WILL BE PROVIDED TO THE PARTICIPANT (AS DEFINED HEREIN) AT THE TIME OF ISSUING THESE PERFORMANCE BASED RESTRICTED STOCK UNITS.

THIS PERFORMANCE BASED RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made and entered into to be effective as of the 30th day of July, 2026 (the “Grant Date”).

BETWEEN:

URANIUM ENERGY CORP., a company incorporated under the laws of the State of Nevada, U.S.A., and having a business office and an address for notice and delivery located at 500 North Shoreline, Ste. 800N, Corpus Christi, Texas, U.S.A., 78401

(the “Company”);

OF THE FIRST PART

AND:

[NAME], having an address for notice and delivery located at [ADDRESS]

(the “Participant”).

OF THE SECOND PART

WHEREAS:

(A)                  The Board of Directors of the Company (the “Board”) has approved and adopted the Company’s 2024 Stock Incentive Plan (the “Plan”) pursuant to which the Company’s Compensation Committee (the “Administrator”) is authorized to award to eligible participants under the Plan restricted stock units (each, a “Restricted Stock Unit”) notionally representing certain shares of common stock of the Company (the “Common Stock”);

(B)                  Pursuant to Section 14.4 of the Plan, the Administrator may determine that any award of Restricted Stock Units granted under the Plan to the Participant that is a Covered Employee (as defined in the Plan) be determined solely on the basis of: (i) the achievement by the Company of a specified target return, or target growth in return, on equity or assets; (ii) the Company’s stock price; (iii) the Company’s total shareholder return relative to a defined comparison group or target over a specific performance period; or (iv) any combination of the goals set forth in (i) through (iii) above; and

(C)                 The Board has authorized the Administrator to grant to the Participant an award in the nature of a bonus comprised of Restricted Stock Units covering [_____] shares of Common Stock (each, a “Performance Based Restricted Stock Unit”).

NOW THEREFORE, the Company hereby grants to the Participant an award in the nature of a bonus comprised of [_____] Performance Based Restricted Stock Units. Each Performance Based Restricted Stock Unit shall be a notional share of Common Stock, with the value of each Performance Based Restricted Stock Unit being equal to the Fair Market Value (as defined in the Plan) of a share of Common Stock at any time. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Plan.

1.                    Target Performance Based Restricted Stock Unit award. Subject to sections 2 and 3 herein below, the Company hereby grants to the Participant an award of Performance Based Restricted Stock Units covering [_____] shares of Common Stock of the Company according to the terms and conditions set forth herein and in the Plan, at a deemed value of U.S. $[_____] per Performance Based Restricted Stock Unit (collectively, the “Target Performance Based Restricted Stock Units”). Each Target Performance Based Restricted Stock Unit represents the right to receive one share of Common Stock, subject to the vesting requirements of this Agreement and the terms of the Plan. The Target Performance Based Restricted Stock Units are granted under Section 10 of the Plan.

2.                    Vesting. Except as otherwise provided in this Agreement, the Target Performance Based Restricted Stock Units shall accrue during and vest at the end of the Performance Period (as defined in Exhibit A which is attached hereto) in accordance with the performance based vesting schedule set forth in Exhibit A.

3.                     Additional Performance Based Restricted Stock Units over and above the Target Performance Based Restricted Stock Units. Up to an additional [_____] Performance Based Restricted Stock Units (collectively, the “Maximum Performance Based Restricted Stock Units”), covering [_____] shares of Common Stock at a deemed value of U.S. $[_____] per Maximum Performance Based Restricted Stock Unit, may be achieved by the Participant in accordance with the terms and conditions set forth in Exhibit A attached hereto.

4.                  Restrictions on Transfer. The Performance Based Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, to the Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights or to the limited extent provided in Section 14.3(a) of the Plan.

5.                   Forfeiture. Upon failure to satisfy any requirement for settlement as set forth in this Agreement, including failure to satisfy any restriction period or performance objective, any Performance Based Restricted Stock Unit held by the Participant shall automatically expire, and all of the rights, title and interest of the Participant thereunder shall be forfeited in their entirety including but not limited to any right to receive dividends with respect to the Performance Based Restricted Stock Units.

6.                     Termination. In the event that the Participant’s continuous services have been terminated, whether or not terminated for Cause, prior to the vesting of the Performance Based Restricted Stock Units, he or she shall immediately forfeit all rights relating to the unvested Performance Based Restricted Stock Units.

In this respect “Cause” means, with respect to the termination by the Company or a Related Entity (as defined in Section 2.1 of the Plan) of the Participant’s continuous service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Participant and the Company or a Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Participant’s:

(i)	refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity;

(ii)	unfitness or unavailability for service or unsatisfactory performance (other than as a result of disability);

(iii)	performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity;

(iv)	dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or

(v)	commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

7.                   Issuances of Shares or Cash Settlement. As soon as administratively practicable following the Participant’s vesting date (the “Vesting Date”) under Section 2 hereof, as applicable, and the Participant’s satisfaction of any required tax withholding obligations (but in no event later than 30 days following the Vesting Date), the Company shall cause to be issued and delivered to the Participant a certificate or certificates evidencing shares of Common Stock registered in the name of the Participant (or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be) or to instruct the Company’s transfer agent to electronically deliver such shares to the respective Participant. The number of shares of Common Stock issued shall equal the number of Performance Based Restricted Stock Units vested, reduced as necessary to cover applicable withholding obligations in accordance with Section 8 hereof. If it is administratively impracticable to issue shares of Common Stock within the time frame described above because issuances of shares of Common Stock are prohibited or restricted pursuant to the policies of the Company that are reasonably designed to ensure compliance with applicable securities laws or stock exchange rules or policies, then such issuance shall be delayed until such prohibitions or restrictions lapse. Notwithstanding the foregoing, in the Administrator’s sole and absolute discretion, all or a portion of the vested Performance Based Restricted Stock Units may be converted into a cash payment, in lieu of shares of Common Stock, in an amount equal to the aggregate Fair Market Value of the number of shares of Common Stock equal to the number of Performance Based Restricted Stock Units vested, subject to the terms and conditions of the Plan and this Agreement. Each vested Performance Based Restricted Stock Unit shall be a notional share of Common Stock, with the cash-equivalent value of each Performance Based Restricted Stock Unit being equal to the Fair Market Value of a share of Common Stock at any time.

8.                     Rights as Shareholder. Performance Based Restricted Stock Units are not actual shares of Common Stock, but rather represent a right to receive shares of Common Stock according to the terms and conditions set forth herein and the terms of the Plan. No Participant shall have any of the rights of a stockholder with respect to any shares of Common Stock until the shares of Common Stock are issued to the Participant. After shares of Common Stock are issued to the Participant, the Participant shall be a stockholder and have all the rights of a stockholder with respect to such shares of Common Stock, including the right to vote and receive all dividends or other distributions made or paid with respect to such shares of Common Stock.

9.                    Taxes. The Participant hereby agrees to make adequate provision for any sums required to satisfy the applicable federal, state, provincial, local or foreign employment, social insurance, payroll, income or other tax remittance or withholding obligations (the “Withholding Obligations”) that arise in connection with this Agreement. The Company may establish procedures to ensure satisfaction of all applicable Withholding Obligations arising in connection with this Agreement, including any means permitted in Section 17 of the Plan. The Participant hereby authorizes the Company, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Withholding Obligations by: (1) withholding a portion of the shares of Common Stock otherwise to be issued in payment of the Performance Based Restricted Stock Units having a value equal to the amount of Withholding Obligation in accordance with such rules as the Company may from time to time establish; provided, however, that the amount of the shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the required Withholding Obligations using applicable minimum statutory withholding rates; (2) withholding from the wages and other cash compensation payable to the Participant or by causing the Participant to tender a cash payment, cheque payable to the Company, or other shares of Common Stock to the Company; or (3) selling on the Participant’s behalf (using any brokerage firm determined acceptable to the Company for such purpose) a portion of the shares of Common Stock issued in payment of the Performance Based Restricted Stock Units as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Withholding Obligations. The Participant shall be responsible for all brokerage fees and other costs of sale, and the Participant further agrees to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale. The Company may refuse to deliver shares of Common Stock if the Participant fails to comply with the Participant’s obligations in connection with the Withholding Obligations described in this paragraph.

10.                Incorporation of Policies. This award of Performance Based Restricted Stock Units and all compensation awarded hereunder shall be subject to the terms of any clawback, noncompetition, confidentiality or nondisclosure policies or agreements that may be in place between the Participant and the Company or any Related Entity from time to time.

11.                  Subject to Plan. The terms of this Award are subject to the provisions of the Plan, as the same may from time to time be amended, and any inconsistencies between this Agreement and the Plan, as the same may be from time to time amended, shall be governed by the provisions of the Plan, a copy of which has been delivered to the Participant, and which is available for inspection at the principal offices of the Company.

12.                 Professional Advice. The acceptance of the Performance Based Restricted Stock Units and the sale of shares of Common Stock issued pursuant to the Performance Based Restricted Stock Units may have consequences under federal and state tax and securities laws which may vary depending upon the individual circumstances of the Participant. Accordingly, the Participant acknowledges that he or she has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and his or her dealings with respect to Performance Based Restricted Stock Units covering the shares of Common Stock.

13.                  No Right to Continued Service. Nothing in this Agreement or the Plan shall confer or be deemed to confer on the Participant any right to continue in the employ of, or to continue any other relationship with, the Company or to limit in any way the right of the Company to terminate such Participant’s employment or other relationship at any time, with or without Cause.

14.                  Governing Law. The validity, construction and effect of this Agreement, and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Nevada.

15.                  Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the purpose or intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or the Agreement, and the remainder of the Agreement shall remain in full force and effect.

16.                   No Trust or Fund Created. Neither the Plan nor the Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and Participant or any other person.

17.                Entire Agreement. This Agreement is the only agreement between the Participant and the Company with respect to the Performance Based Restricted Stock Units, and this Agreement and the Plan supersede all prior and contemporaneous oral and written statements and representations and contain the entire agreement between the parties with respect to the Performance Based Restricted Stock Units.

18.                  Notices. Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time to time by written notice to the other:

(a)	if to the Company:

500 North Shoreline, Ste. 800N, Corpus Christi, Texas, U.S.A., 78401

Attention: Mr. Amir Adnani, President and Chief Executive Officer;

with a copy to:

McMillan LLP

Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7

Attention: Mr. Thomas J. Deutsch; and

(b)	if to the Participant:

[Name]

[Address].

19.                Legends. If the shares of Common Stock of the Company underlying the Performance Based Restricted Stock Units are not registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), at the time of settlement of the Performance Based Restricted Stock Units, then if the Participant is a U.S. Person the certificate representing the shares of Common Stock issued upon settlement shall bear the following (or substantially equivalent language) restricting transfer in the following manner:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”;

and, if the Participant is outside of the United States and is not (A) a U.S. Person or (B) exercising the Performance Based Restricted Stock Units for the account or benefit of a U.S. Person, or a person in the United States, the certificate representing the shares of Common Stock issued upon settlement shall bear the following (or substantially equivalent language) restricting transfer in the following manner:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES REPRESENTED BY THE CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”;

provided, however, in either case above, if any shares of Common Stock are being sold, the legend may be removed by delivery to the Company’s registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

The COMMON SEAL of	)
URANIUM ENERGY CORP.,	)
the Company herein,	)
was hereunto affixed in the presence of:	)	(C/S)
)
)
)
Authorized Signatory	)

SIGNED, SEALED and DELIVERED by	)
[NAME],	)
the Participant herein, in the presence of:	)
)
)
)
Witness Signature	)
	)	[NAME]
)
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Witness Address	)
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Witness Name and Occupation	)